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                                                                     EXHIBIT 5.1

                    [Morgan, Lewis & Bockius LLP Letterhead]


July 26, 2005


Artesian Resource Corporation
664 Churchmans Road
Newark, Delaware 19702

Re:      Artesian Resources Corporation, Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Artesian Resources Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to 500,000 shares (the "Shares") of the Company's Class A Non-Voting Common Stock, $1.00 par value, issuable under the Artesian Resources Corporation 2005 Equity Compensation Plan (the "Plan").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Bylaws of the Company and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation
Law.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,


MORGAN, LEWIS & BOCKIUS LLP